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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Southwall Technologies Inc. on Form S-8 Nos. 33-28599 (filed on May 9, 1989), 33-37247 (filed on October 11, 1990), 33-42753 (filed September 16, 1991) and
33-51758 (filed September 8, 1992) of our report dated July 7, 1995 on our audits of the consolidated financial statements of Sun-Flex, L.P. as of and for the years ended December 31, 1991 and 1992 which report is included in this current report on Form 8-K.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
San Jose, California
August 14, 1995